Exhibit 99.1

Reata Pharmaceuticals, Inc. Announces Fourth Quarter and Full Year 2019 Financials and ProvideS an Update on Development Programs

Conference Call with Management Scheduled for Today, February 19, 2020, AT 4:30 PM EASTERN TIME

PLANO, Texas—February 19, 2020—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” or “we”), a clinical-stage biopharmaceutical company, today announced financial results for the fourth quarter and full year ended December 31, 2019, and provided an update on the Company’s business and product development programs.

“In 2019, we made significant progress toward our goal of becoming a global, fully-integrated biopharmaceutical company,” said Warren Huff, Reata’s Chief Executive Officer and President.  “We announced positive, pivotal data from our lead franchises, chronic kidney disease (CKD) and neurology, and are actively preparing for commercial launch in the United States and abroad for bardoxolone methyl (bardoxolone) in CKD caused by Alport syndrome, and omaveloxolone in Friedreich’s ataxia, two severe and life-threatening diseases without approved therapies.  We also successfully capitalized the Company to fund the development of our pipeline assets and advance our lead drug candidates and early-stage drug candidates into new indications with high unmet need.”

Reata 2019 Pipeline Highlights

•	Reported positive data from the pivotal part 2 portion of the Phase 2 MOXIe study of omaveloxolone in patients with Friedreich’s ataxia.
•	Reported positive data from year one of the pivotal Phase 3 portion of the CARDINAL study of bardoxolone in patients with CKD caused by Alport syndrome.
•	Launched the pivotal, global Phase 3 FALCON study of bardoxolone in patients with CKD caused by autosomal dominant polycystic kidney disease (ADPKD).
•	Completed enrollment in the pivotal Phase 3 CATALYST study of bardoxolone in patients with connective tissue disease-associated pulmonary arterial hypertension (CTD-PAH).

Reata 2019 Corporate Highlights

•

Reacquired the development, manufacturing, and commercialization rights concerning our proprietary Nrf2 activator product platform, including bardoxolone and omaveloxolone, originally licensed to AbbVie, Inc. (AbbVie) for territories outside of the United States and excluding, for bardoxolone, certain Asian countries previously licensed to Kyowa Kirin Co., Ltd. (KKC).

•	Completed an underwritten public offering of 2,760,000 shares of Class A common stock at a price to the public of $183.00 per share, resulting in gross proceeds of $505 million.

Fourth Quarter Financial Highlights

Cash and Cash Equivalents

At December 31, 2019, we had cash and cash equivalents of $664.3 million, as compared to $337.8 million at December 31, 2018.

GAAP and Non-GAAP Net Loss

The net loss according to generally accepted accounting principles in the U.S. (GAAP) for the fourth quarter of 2019 was $186.9 million, or $5.91 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $25.6 million, $0.86 per share, on both a basic and diluted basis, for the same period of the year prior. For the twelve months ended December 31, 2019, the GAAP net loss was $290.2 million, or $9.54 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $80.5 million, or $2.91 per share, on both a basic and diluted basis, for the same period of the year prior.

The increase in GAAP net loss is driven primarily by a Reacquired license right expense of $124.4 million related to the amended and restated license agreement we entered into with AbbVie in October 2019 (Reacquisition Agreement) to reacquire the development, manufacturing, and commercialization rights concerning our proprietary Nrf2 activator product platform, as well as increases in stock based compensation expense related to the growth of our personnel.

The non-GAAP net loss for the fourth quarter of 2019 was $50.3 million, or $1.59 per share on both a basic and diluted basis, as compared to a non-GAAP net loss of $22.8 million, $0.77 per share, on both a basic and diluted basis, for the same period of the year prior. For the twelve months ended December 31, 2019, the non-GAAP net loss was $139.4 million, or $4.58 per share, on both a basic and diluted basis, as compared to a non-GAAP net loss of $70.0 million, or $2.53 per share, on both a basic and diluted basis, for the same period of the year prior.

The non-GAAP net loss excludes stock-based compensation and reacquired license rights expense. See “Use of Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP net loss appearing later in the press release.

Revenue

Revenue was $2.7 million in the fourth quarter of 2019, as compared $8.5 million for the same period of the year prior. Revenue for the fourth quarter of 2019 included $0.7 million from the AbbVie collaboration agreement, $1.2 million from the KKC license agreement, and $0.8 million from other sources. Revenue was $26.5 million for the twelve months ended December 31, 2019, as compared to $53.6 million, for the same period of the year prior. Revenue for the twelve months ended December 31, 2019 included $20.6 million from the AbbVie collaboration agreement, $4.7 million from the KKC license agreement, and $1.2 million from other sources.

GAAP and Non-GAAP Research and Development (R&D) Expenses

GAAP R&D expenses were $40.2 million for the fourth quarter of 2019, as compared to $25.3 million, for the same period of the year prior. GAAP R&D expenses were $128.1 million for the twelve months ended December 31, 2019, as compared to $97.3 million, for the same period of the year prior.

Non-GAAP R&D expenses were $36.7 million for the fourth quarter of 2019, as compared to $24.3 million, for the same period of the year prior. Non-GAAP R&D expenses were $119.4 million for the twelve months ended December 31, 2019, as compared to $93.3 million, for the same period of the year prior.

The non-GAAP R&D expenses exclude stock-based compensation expense. See “Use of Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses appearing later in the press release.

GAAP and Non-GAAP General and Administrative (G&A) Expenses

GAAP G&A expenses were $22.3 million for the fourth quarter of 2019, as compared to $7.9 million, for the same period of the year prior. GAAP G&A expenses were $58.3 million for the twelve months ended December 31, 2019, as compared to $32.7 million, for the same period of the year prior.

Non-GAAP G&A expenses were $13.4 million for the fourth quarter of 2019, as compared to $6.2 million, for the same period of the year prior. Non-GAAP G&A expenses were $40.6 million for the twelve months ended December 31, 2019, as compared to $26.1 million, for the same period of the year prior.

The non-GAAP G&A expenses excludes stock-based compensation expense. See “Use of Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP G&A expenses appearing later in the press release.

Operating Capital Requirements

We believe our existing cash and cash equivalents will be sufficient to enable us to fund our operations through the end of 2021.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP G&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses less stock-based compensation expense, non-GAAP G&A expenses as GAAP G&A expenses less stock-based compensation expense, non-GAAP operating expenses as GAAP operating expenses less stock-based compensation expense and reacquired license rights expense, non-GAAP net loss as GAAP net loss plus stock-based compensation expense and reacquired license rights expense and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted plus stock-based compensation expense and reacquired license rights expense. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of reacquired license rights expense because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.

Because management believes certain items such as stock-based compensation expense and reacquired license rights expense can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP G&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

CONFERENCE CALL INFORMATION
Date:	02/19/2020
Time:	16:30 Eastern Time
Audience Dial-in (toll-free):	(844) 348-3946
Audience Dial-in (international):	(213) 358-0892
Conference ID:	1434037
Webcast Link:	https://edge.media-server.com/mmc/p/jop4mn3n

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

http://reatapharma.com

Investor Relations:

Vinny Jindal

Vice President, Corporate Communications and Strategy

(469) 374-8721

ir@reatapharma.com

https://reatapharma.com/contact-us/

Media:

Matt Middleman, M.D.

LifeSci Public Relations

(646) 627-8384

matt.middleman@lifescipublicrelations.com

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$1,840	$7,898	$25,276	$52,351
Other revenue	832	553	1,241	1,238
Total collaboration revenue	2,672	8,451	26,517	53,589
Expenses
Research and development	40,161	25,308	128,109	97,288
Reacquired license rights	124,398	-	124,398	-
General and administrative	22,271	7,945	58,298	32,748
Depreciation	273	120	932	431
Total expenses	187,103	33,373	311,737	130,467
Other income (expense)	(2,563)	(649)	(4,942)	(3,642)
Loss before taxes on income	(186,994)	(25,571)	(290,162)	(80,520)
Provision for taxes on income	(52)	11	8	26
Net loss	$(186,942)	$(25,582)	$(290,170)	$(80,546)
Net loss per share—basic and diluted	$(5.91)	$(0.86)	$(9.54)	$(2.91)
Weighted-average number of common shares used in net loss per share basic and diluted	31,630,810	29,716,666	30,414,203	27,701,783

	As of December 31,
	2019	2018
	(in thousands)
Condensed Consolidated Balance Sheet Data
Cash and cash equivalents	$664,324	$337,790
Working capital	477,262	286,353
Total assets	682,420	345,208
Term loan, net of current portion and debt issuance costs	155,017	79,219
Payable to collaborators	216,862	-
Deferred revenue (including current portion)	9,389	225,721
Accumulated deficit	(710,493)	(420,323)
Total stockholders’ equity (deficit)	$256,857	$15,159

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data) (unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Reconciliation of GAAP to Non-GAAP Research and development:	2019	2018	2019	2018
GAAP Research and development	$40,161	$25,308	$128,109	$97,288
Less: Stock-based compensation expense	(3,458)	(1,020)	(8,692)	(3,943)
Non-GAAP Research and development	$36,703	$24,288	$119,417	$93,345

Reconciliation of GAAP to Non-GAAP General and administrative:
GAAP General and administrative	$22,271	$7,945	$58,298	$32,748
Less: Stock-based compensation expense	(8,833)	(1,748)	(17,689)	(6,606)
Non-GAAP General and administrative	$13,438	$6,197	$40,609	$26,142

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expense	$187,103	$33,373	$311,737	$130,467
Less: Stock-based compensation expense	(12,291)	(2,768)	(26,381)	(10,550)
Less: Reacquired license rights(1)	(124,398)	-	(124,398)	-
Non-GAAP Operating expense	$50,414	$30,605	$160,958	$119,917

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(186,942)	$(25,582)	$(290,170)	$(80,546)
Add: Stock-based compensation expense	12,291	2,768	26,381	10,550
Add: Reacquired license rights(1)	124,398	-	124,398	-
Non-GAAP Net loss	$(50,253)	$(22,814)	$(139,391)	$(69,996)

Reconciliation of GAAP to Non-GAAP Net loss per common share-basic and diluted:
GAAP Net loss per common share-basic and diluted	$(5.91)	$(0.86)	$(9.54)	$(2.91)
Add: Stock-based compensation expense	0.39	0.09	0.87	0.38
Add: Reacquired license rights(1)	3.93	-	4.09	-
Non-GAAP Net loss per common share-basic and diluted	$(1.59)	$(0.77)	$(4.58)	$(2.53)

(1) Charges incurred in connection with our reacquired license right, which we do not expected to recur and are not considered in our evaluation of ongoing operations.